Exhibit 99.1

GWG HOLDINGS, Inc. ReportS Results for THE FIRST Quarter ENDED

MARCH 31, 2019

MINNEAPOLIS, MN – August 5, 2019 – GWG Holdings, Inc. (Nasdaq: GWGH), a financial services holding company committed to transforming the alternative asset industry through innovative liquidity products and related services for the owners of illiquid alternative investments, today announced its financial and operating results for the first quarter ended March 31, 2019.

First Quarter 2019 Financial and Operating Highlights

●	Realized a record $30.5 million of face amount of policy benefits from 20 life insurance policies;
●	Reported additional policy realizations of $30.7 million from 25 policies through July 31, 2019, bringing the 2019 total to $61.2 million from 45 policies. This compares to total policy realizations of $71.1 million from 62 policies for the full year of 2018;
●	Acquired $80.2 million of face amount of policy benefits;
●	Ended the quarter with a life insurance portfolio of $2.098 billion in face amount of policy benefits consisting of 1,194 policies; and
●	Reported total assets of $1.6 billion.

1.	Financial & Operating Highlights

($ Thousands except per share information)	Q1 2019	Q1 2018
Revenue	$25,217,000	$14,542,000
Expenses	37,904,000	23,720,000
Per Share Data[1]:
Net Income (Loss)[2]	(0.57)	(2.22)
Capital Raised	125,985,000	87,526,000
Liquidity[3,4]	183,896,000	141,897,000
Life Insurance Portfolio[5]	2,098,428,000	1,758,066,000
Life Insurance Acquired[5]	80,211,000	94,352,000
Face Value of Matured Policies	30,459,000	14,504,000
TTM Benefits / Premiums[6]	154.8%	113.3%

(1)	Attributable to common shareholders
(2)	Per basic and fully diluted share outstanding
(3)	Includes cash, restricted cash and policy benefits receivable
(4)	Cash, restricted cash and policy benefits receivable totaled $51.5 million on July 31, 2019
(5)	Face amount of policy benefits
(6)	The ratio of policy benefits recognized to premiums paid on a trailing twelve month (TTM) basis

2.	Revenue and Expense Discussion

First Quarter 2019 vs. First Quarter 2018:

●	Total revenue was $25.2 million in the current period, compared to $14.5 million in the prior period primarily due to:

○	Higher gain from policy benefits due to increased realization of policy benefits – $30.5 million of life insurance policy benefits realized in the current period compared to $14.5 million in the prior period.

●	Total expenses were $37.9 million in the current period, compared to $23.7 million in the prior period primarily due to:

○	Increased interest expense of $10.9 million; and
○	Costs of $1.4 million relating to the YouSurance and Life Epigenetics wholly owned insurtech subsidiaries.

3.	Life Insurance Portfolio Statistics

Portfolio Summary:

Total life insurance portfolio face value of policy benefits	$2,098,428,000
Average face value per policy	$1,757,000
Average face value per insured life	$1,885,000
Average age of insured (years)	81.7
Average life expectancy estimate (years)	7.6
Total number of policies	1,194
Number of unique lives	1,113
Demographics	78% Male; 22% Female
Number of smokers	53
Largest policy as % of total portfolio face value	0.6%
Average policy as % of total portfolio	0.1%
Average annual premium as % of face value	3.0%

Distribution of Policies and Benefits by Current Age of Insured:

				Percentage of Total
Min Age	Max Age	Number of Policies	Policy Benefits	Number of Policies	Policy Benefits	Wtd. Avg. LE (yrs.)
95	100	18	$29,153,000	1.5%	1.4%	2.3
90	94	131	254,273,000	11.0%	12.1%	3.5
85	89	252	579,409,000	21.1%	27.6%	5.3
80	84	245	430,373,000	20.5%	20.5%	7.5
75	79	234	409,470,000	19.6%	19.5%	10.4
70	74	227	314,465,000	19.0%	15.0%	11.3
60	69	87	81,285,000	7.3%	3.9%	11.6
Total		1,194	$2,098,428,000	100.0%	100.0%	7.6

4.	Life Insurance Policy Origination

Life Insurance Portfolio Activity:

	Three Months Ended
	March 31, 2019	March 31, 2018
Total policy benefits purchased	$80,211,000	$94,352,000
Total life insurance policies purchased	60	59
Average policy benefit purchased	$1,337,000	$1,599,000
Direct policy benefits purchased	$12,337,000	$5,000,000
Direct insurance policies purchased	16	11

5.	Additional Information

Gain (Loss) on Life Insurance Policies:

	Three Months Ended March 31,
	2019	2018
Change in estimated probabilistic cash flows(1)	$17,131,000	$19,005,000
Unrealized gain on acquisitions(2)	4,459,000	6,974,000
Premiums and other annual fees	(15,832,000)	(12,197,000)
Change in discount rates(3)	-	-
Change in life expectancy evaluation(4)	-	(4,868,000)
Face value of matured policies	30,459,000	14,504,000
Fair value of matured policies	(14,721,000)	(9,549,000)
Gain (loss) on life insurance policies, net	$21,496,000	$13,869,000

(1)	Change in fair value of expected future cash flows from our life insurance policies not specifically attributable to other factors.
(2)	Gain resulting from fair value in excess of the purchase price for life insurance policies acquired during the reporting period.
(3)	The discount rate applied to estimate the fair value of the portfolio of life insurance policies we own was 8.25% at both March 31, 2019 and December 31, 2018, and 10.45% at both March 31, 2018 and December 31, 2017. See our Form 10-K filed with the Securities and Exchange Commission (SEC) on July 9, 2019 for important changes to how we estimate the discount rate for fair value purposes.
(4)	The change in fair value due to updating life expectancy estimates on certain life insurance policies in our portfolio. See our Form 10-K filed with the SEC on July 9, 2019 for important changes to how we use updated life expectancy reports.

Policy Benefits Recognized and Premiums Paid (TTM):

Quarter End Date	Portfolio Face Amount ($)	12-Month Trailing Benefits Realized ($)	12-Month Trailing Premiums Paid ($)	12-Month Trailing Benefits/Premium Coverage Ratio
June 30, 2015	806,274,000	47,125,000	24,348,000	193.5%
September 30, 2015	878,882,000	44,482,000	25,313,000	175.7%
December 31, 2015	944,844,000	31,232,000	26,650,000	117.2%
March 31, 2016	1,027,821,000	21,845,000	28,771,000	75.9%
June 30, 2016	1,154,798,000	30,924,000	31,891,000	97.0%
September 30, 2016	1,272,078,000	35,867,000	37,055,000	96.8%
December 31, 2016	1,361,675,000	48,452,000	40,239,000	120.4%
March 31, 2017	1,447,558,000	48,189,000	42,753,000	112.7%
June 30, 2017	1,525,363,000	49,295,000	45,414,000	108.5%
September 30, 2017	1,622,627,000	53,742,000	46,559,000	115.4%
December 31, 2017	1,676,148,000	64,719,000	52,263,000	123.8%
March 31, 2018	1,758,066,000	60,248,000	53,169,000	113.3%
June 30, 2018	1,849,079,000	76,936,000	53,886,000	142.8%
September 30, 2018	1,961,598,000	75,161,000	55,365,000	135.8%
December 31, 2018	2,047,992,000	71,090,000	52,675,000	135.0%
March 31, 2019	2,098,428,000	87,045,000	56,227,000	154.8%

Earnings Webcast Details

Information will be forthcoming about an earnings webcast to discuss GWGH’s financial results.

About GWG Holdings, Inc.

GWG Holdings, Inc. (Nasdaq: GWGH), the parent company of GWG Life, Life Epigenetics and YouSurance, is a leading provider of liquidity to consumers owning life insurance policies, an owner of a portfolio of alternative assets, and the developer of epigenetic technology for the life insurance and related industries. GWG Life provides value to consumers owning illiquid life insurance products across America, delivering $565 million more for their policies since 2006 than the cash surrender value on those policies. GWG Life owns a life insurance policy portfolio of $2.1 billion in face value of policy benefits as of March 31, 2019. Life Epigenetics is working to commercialize epigenetic technology for the life insurance and related industries. YouSurance, a digital life insurance agency, is working to embed epigenetic testing into life insurance purchasing to provide consumers a value-added ecosystem that supports their health and wellness while reducing the cost of their insurance. GWGH also has a strategic investment in The Beneficient Company Group, L.P., a financial services company providing proprietary liquidity solutions to owners of alternative assets.

For more information about GWG Holdings, email info@gwgh.com or visit www.gwgh.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about our estimates regarding future revenue and financial performance. We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements that we make. More information about potential factors that could affect our business and financial results is contained in our filings with the Securities and Exchange Commission. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

Media Contact:

Dan Callahan

Director of Communication

GWG Holdings, Inc.

(612) 746-1935

dcallahan@gwgh.com

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2019 (unaudited)	December 31, 2018
ASSETS
Cash and cash equivalents	$154,384,426	$114,587,084
Restricted cash	20,311,646	10,849,126
Investment in life insurance policies, at fair value	782,184,731	747,922,465
Life insurance policy benefits receivable, net	9,200,000	16,460,687
Financing receivable from affiliate	186,738,243	184,768,874
Equity method investment	359,096,434	360,841,651
Other assets	50,116,768	45,437,164
TOTAL ASSETS	$1,562,032,248	$1,480,867,051

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES
Senior credit facility with LNV Corporation	$146,868,215	$148,977,596
L Bonds	756,397,420	651,402,663
Seller Trust L Bonds	366,891,940	366,891,940
Accounts payable	6,079,306	9,276,507
Interest and dividends payable	18,506,588	18,555,293
Other accrued expenses	6,030,841	4,705,170
TOTAL LIABILITIES	1,300,774,310	1,199,809,169

STOCKHOLDERS’ EQUITY

REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 100,000; shares outstanding 96,954 and 97,524; liquidation preference of $97,520,000 and $98,093,000 as of March 31, 2019 and December 31, 2018, respectively)	86,340,335	86,910,335
SERIES 2 REDEEMABLE PREFERRED STOCK
(par value $0.001; shares authorized 150,000; shares outstanding 148,110 and 148,359; liquidation preference of $148,974,000 and $149,225,000 as of March 31, 2019 and December 31, 2018, respectively)	128,813,787	129,062,704
COMMON STOCK
(par value $0.001; shares authorized 210,000,000; shares issued and outstanding 32,992,606 as of March 31, 2019 and 33,018,161 as of December 31, 2018)	32,993	33,018
Additional paid-in capital	245,294,858	249,662,168
Accumulated deficit	(199,224,035)	(184,610,343)
TOTAL STOCKHOLDERS’ EQUITY	261,257,938	281,057,882

TOTAL LIABILITIES & EQUITY	$1,562,032,248	$1,480,867,051

GWG HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 31, 2019	March 31, 2018
REVENUE
Gain (loss) on life insurance policies, net	$21,496,390	$13,868,745
Interest and other income	3,720,550	672,927
TOTAL REVENUE	25,216,940	14,541,672

EXPENSES
Interest expense	26,974,988	16,063,337
Employee compensation and benefits	5,153,984	3,742,669
Legal and professional fees	2,947,196	1,173,629
Other expenses	2,827,721	2,740,577
TOTAL EXPENSES	37,903,889	23,720,212

INCOME (LOSS) BEFORE INCOME TAXES	(12,686,949)	(9,178,540)
INCOME TAX EXPENSE (BENEFIT)	-	-

NET INCOME (LOSS) BEFORE EARNINGS FROM EQUITY METHOD INVESTMENT	(12,686,949)	(9,178,540)

Earnings (loss) from equity method investment	(1,926,743)	-

NET INCOME (LOSS)	(14,613,692)	(9,178,540)

Preferred stock dividends	4,296,314	3,704,484
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(18,910,006)	$(12,883,024)
NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.57)	$(2.22)
Diluted	$(0.57)	$(2.22)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	32,984,741	5,813,555
Diluted	32,984,741	5,813,555